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                                                                     Exhibit 5.1

BioProgress PLC                                                   March 19, 2003
Hostmoor Avenue
March, Cambridgeshire, PE15 OAX
United Kingdom

Re: Registration Statement on Form F-4, Registration No. 333-102045


Ladies and Gentlemen,

We have acted as counsel to BioProgress PLC, a UK corporation (the "Company"), in connection with the preparation and filing of the Registration Statement on Form F-4 (Registration No. 333-102045) (the "Registration Statement"), originally filed on 20 December 2002 with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the issue of 49,484,681 ordinary shares of L0.01 each (the "Ordinary Shares") of the Company to the current shareholders of BioProgress Technology International, Inc. on a one for one basis as part of the Company's proposal to reorganize the Company's structure by way of a merger of BioProgress Technology International, Inc. and BioProgess Holdings, Inc., a wholly-owned subsidiary of the Company.

We have participated in the preparation of the Registration Statement and have made such legal and factual examination and inquiry as we have deemed advisable for the rendering of this opinion. In making our examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to all authentic original documents of all documents submitted to us as copies.

Based on the foregoing, it is our opinion that the Ordinary Shares when issued will be duly authorized, validly issued, fully paid and non-assessable.

The opinion expressed herein is rendered for your benefit in connection with the transaction contemplated herein. The opinion expressed herein may not be used or relied on by any other person, nor may this letter or any copies thereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as noted below.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the prospectus contained in the sections entitled "Experts", "Enforceability of Civil Liabilities Against Foreign Persons" and "Risk Factors -- You may not be able to enforce a U.S. judgment against us or our officers and directors in England."

In giving such consent we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

Very truly yours,

Dechert